UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 22, 2017

Kellogg Company
(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Kellogg Square
Battle Creek, Michigan 49016-3599
(Address of principal executive offices, including zip code)
(269) 961-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company		☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange

Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Kellogg Company (the “Company”) announced that on October 1, 2017, John Bryant will retire from the position of Chief Executive Officer and President of the Company. Steve Cahillane will succeed Mr. Bryant as Chief Executive Officer and President and become a director of the Company, both on October 2, 2017 (the “Start Date”). In connection with his election, the size of the Board will be increased from 13 to 14 members and Mr. Cahillane will fill the vacancy. Mr. Cahillane’s initial director term expires at the 2020 annual meeting of shareowners.

Mr. Bryant will continue as Executive Chairman of the Board for a transition period through March 15, 2018, at the end of which he will retire from the Board and remain with the Company to ensure an orderly transition of the business. Mr. Cahillane will succeed Mr. Bryant as Chairman, effective March 16, 2018. As a non-independent director, Mr. Cahillane is not expected to serve on any committees of the Board other than the executive committee. A copy of our press release, dated September 28, 2017, announcing the transition is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Don Knauss will continue to serve as the Board’s Lead Independent Director.

Biography of Mr. Cahillane. Mr. Cahillane, 52, has served as Chief Executive Officer and President, and as member of the board of directors, of Alphabet Holding Company, Inc., and its wholly-owned operating subsidiary, The Nature’s Bounty Co., since September 8, 2014. Prior to that, Mr. Cahillane served as Executive Vice President of The Coca Cola Company from February 2013 to February 2014 and President of Coca-Cola Americas, the global beverage maker’s largest business, with $25 billion in annual sales at that time, from January 2013 to February 2014. Mr. Cahillane served as President of various Coca-Cola operating groups from 2007 to 2012. From 2003 until 2005, Mr. Cahillane served as the Chief Executive for Interbrew UK and Ireland, a division of InBev S.A and from 2005 to 2007 he served as the Chief Commercial Officer of InBev S.A.

As a result of these professional and other experiences, Mr. Cahillane possesses particular knowledge and experience in a variety of areas, including accounting and financial acumen, risk management, innovation and research and development, branded consumer products and consumer dynamics, regulatory and government that strengthens the Board's collective knowledge, capabilities and experience.

Compensation of Mr. Cahillane. In connection with Mr. Cahillane’s appointment as Chief Executive Officer and President, the independent members of the Board approved Mr. Cahillane’s compensation, effective on the Start Date and set forth in his letter agreement (the “Cahillane Letter”) and described below. The below description is qualified in its entirety by reference to the complete terms and conditions of the Cahillane Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Cahillane’s annual compensation includes an annual base salary of $1,250,000, target annual incentive under the Company’s Annual Incentive Plan (the “Annual Incentive Plan”) of 150% of annual base salary, and a target annual long-term equity grant of $7,000,000 for 2018. Mr. Cahillane’s 2017 Annual Incentive Plan award will be prorated based on his Start Date and will be paid at target.

On the Start Date, Mr. Cahillane will receive a one-time award of 47,350 restricted stock units (RSUs) with 3-year cliff vesting and a one-time cash sign-on payment of $1,500,000. The cash award is payable in a lump sum subject to repayment under certain circumstances.

Additionally, Mr. Cahillane will be eligible for benefits and perquisites similar to those provided to other senior executives, including participation in the Company’s health, welfare and other benefit plans, participation in the Kellogg Savings and Investment (S&I) Plan, relocation benefits, financial and tax planning, annual executive physical, Directors and Officers liability insurance, group personal excess insurance, and participation in the Company’s Severance Benefit Plan and Change in Control Policy.

Compensation of Mr. Bryant. In connection with Mr. Bryant retiring from the position of Chief Executive Officer and President of the Company, the Company entered into a letter agreement (the “Bryant Letter”) with Mr. Bryant pursuant to which he will continue to serve as Executive Chairman. The below description is qualified in its entirety by reference to the complete terms and conditions of the Bryant Letter, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Bryant will continue to be paid at his current base salary, however, he will not (i) from the Start Date, be eligible for any bonus awards under the 2018 or subsequent Annual Incentive Plans, (ii) receive any additional stock options, executive performance plan (EPP) shares or any other long-term incentives, or (iii) be a participant in the Company’s Change of Control Policy. Beginning on the date Mr. Bryant retires from his role as Executive Chairman, he will be paid at a rate of $50,000 annually.

Mr. Bryant will remain eligible to receive his bonus under the Company’s 2017 Annual Incentive Plan, and he will retain the equity awards that have been previously awarded to him. Mr. Bryant’s equity awards will vest on a prorated basis through the last day that he is the Chief Executive Officer of the Company. The 2017 Annual Incentive Plan and EPP payouts will be based on actual performance, and will be paid at the time other participants receive their payouts. From the Start Date through the period Mr. Bryant is employed with the Company, he will no longer vest in any other stock options or EPP awards. Mr. Bryant will also remain eligible to participate in the Company’s health, welfare and benefit plans, however beginning on the date Mr. Bryant retires from his role as Executive Chairman, (i) he will not receive any “service credit” under the pension benefit formula of the Kellogg Company Supplemental Retirement Plan, the Kellogg Company Excess Benefit Plan and/or the Kellogg Company Key Executive Benefits Plan (the “Pension Plans”) for his continued employment and (ii) none of his compensation received after such date (other than his bonus under the Company’s 2017 Annual Incentive Plan) would be considered when determining pension benefits under the Pension Plans.

Item 9.01.    Financial Statements and Exhibits
(d) Exhibits.

Exhibit 10.1Letter agreement with Steve Cahillane, dated September 22, 2017

Exhibit 10.2Letter agreement with John Bryant, dated September 22, 2017

Exhibit 99.1Press release dated September 28, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

Date: September 28, 2017	/s/ Gary H. Pilnick
Name: Gary H. Pilnick
Title: Vice Chairman